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                                                                     EXHIBIT 3.4

                    CERTIFICATE OF THE DESIGNATIONS, POWERS,
                             PREFERENCES AND RIGHTS
                                     OF THE
                      SERIES C CONVERTIBLE PREFERRED STOCK
                           (Par Value $.01 Per Share)

                                       of

                                  TELYNX, INC.

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                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                                   ----------

     The undersigned duly authorized officers of Telynx, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

     DO HEREBY CERTIFY:

     FIRST: That Article 4 of the Corporation's Restated Certificate of Incorporation provides that the Corporation is authorized to issue 1,000,000 shares of preferred stock, $.01 par value per share, in any number of series, with such designations, rights and preferences as may be determined from time to time by the Board of Directors.

     SECOND: That pursuant to such authority expressly vested in the Board of Directors of the Corporation, said Board of Directors duly adopted the resolution set forth below, providing for the designation and issuance of one hundred thousand (100,000) shares of Series C Convertible Preferred Stock, $.01 par value per share:

     RESOLVED, that this Board of Directors, pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation, hereby authorizes the issue from time to time of a series of Preferred Stock of the Corporation (which series shall be in addition to any other series of preferred stock of the Corporation otherwise authorized) and hereby fixes the designations, preferences and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in said Certificate of Incorporation, to be in their entirety as follows:

     Section 1. Number of Shares and Designation. One hundred thousand (100,000) shares of the preferred stock, $.01 par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as "Series C Convertible Preferred Stock" (the "Series C Preferred Stock").

     Section 2. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of each share of Series C Preferred Stock outstanding on the date of such liquidation, dissolution or winding up

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of the affairs of the Corporation shall be entitled to receive, prior to and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock of the Corporation, par value $.01 per share (the "Common Stock"), or any other class of Preferred Stock of the Corporation other than the existing Series B Preferred Stock, $.01 par value (the "Series B Preferred Stock"), by reason of their ownership thereof, an amount equal to three thousand and five hundred dollars ($3,500) per share (the "Liquidation Value") of each share of Series C Preferred Stock held by the holders (subject to adjustment for stock splits, combinations, reclassifications or similar events affecting such shares).

     After the payment or the setting apart for payment to the holders of the Series B Preferred Stock of the preferential amounts so payable to them, all of the preferential amounts to be paid to the holders of the Series C Preferred Stock under this Section 2 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock or any other class or series of Preferred Stock (other than the Series B Preferred Stock) in connection with such liquidation, dissolution or winding up. After the payment or the setting apart for payment to the holders of the Series C Preferred Stock of the preferential amounts so payable to them and the preferential amounts payable to any other classes or series of Preferred Stock, the holders of the Series C Preferred Stock, shall be entitled to receive, pro rata with the Common Stock, as if the Series C Preferred Stock and any such other applicable class or series of Preferred Stock are converted into the number of shares of Common Stock into which the Series C Preferred Stock, and other such class or series of Preferred Stock, are then convertible pursuant to the Certificate of Incorporation of the Corporation and the applicable Certificate of Designations, Powers, Preferences and Rights of such Series of Preferred Stock (as amended, to the extent applicable), all remaining assets of the Corporation. If the assets or surplus funds to be distributed to the holders of the Series C Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

     Section 3. Merger, Consolidation, Sale of Assets. Any merger or consolidation of the Corporation with or into another corporation in which the Corporation shall not survive, or the sale or transfer of all or substantially all of the assets of the Corporation to another entity, or a merger or consolidation in which the Corporation is the survivor but its Common Stock is exchanged for stock, securities or property of another entity shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holder of Series C Preferred Stock to receive at the closing, in cash, securities or other property, amounts as specified in Section 2.

     Section 4. Conversion into Common Stock. The holder of any shares of the Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (a) Right to Convert. Each share of Series C Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series C Preferred Stock, into 160,000 shares of

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Common Stock (the "Conversion Ratio"). The Conversion Ratio at which shares of
Common Stock shall be deliverable upon conversion of Series C Preferred Stock without the payment of any additional consideration by the holder thereof, shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series C Preferred Stock is convertible, as provided in this Section 4.

     (b) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall round the share amount to the nearest whole share number. Before any holder of Series C Preferred Stock shall be entitled to receive certificates representing shares of Common Stock issuable upon conversion of the Series C Preferred Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock, and shall give written notice to the Corporation at such office in the manner specified in the Purchase Agreement (which notice shall be irrevocable once tendered, unless otherwise agreed to in writing by the Corporation) that such holder elects to convert the same, and shall state therein such holder's name or the name or names of such holder's nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable after receipt of the certificate(s) representing Series C Preferred Stock, issue and deliver at such office to such holder of Series C Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share, and a certificate or certificates for such shares of Series C Preferred Stock as were represented by the certificates surrendered and not converted. Conversions pursuant to Section 4(a) shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the close of business on such date.

     (c) Adjustment to Conversion Ratio for Stock Splits, Combinations, Dividends and Distributions.

          (i) Stock Splits and Combinations. In the event the Corporation shall at any time or from time to time effect a subdivision of the outstanding Common Stock, the Conversion Ratio then in effect immediately before that subdivision shall be proportionately decreased, and, conversely, in the event the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock, the Conversion Ratio then in effect immediately before the combination shall be proportionately increased. Any adjustment pursuant to this Section 4(c)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (ii) Dividends and Distributions of Common Stock. In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a

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     dividend or other distribution payable in additional shares of Common
     Stock, then and in each such event the Conversion Ratio then in effect shall be adjusted accordingly as of the time of such issuance

          (iii) Other Dividends and Distributions. In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series C Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this Section 4 with respect to the rights of holders of the Series C Preferred Stock.

     (d) Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 4(c), or a reorganization, merger, consolidation or sale of assets provided for in Section 3), then and in each such event the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided in this Section 4.

     (e) No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section 4 by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred Stock that by its terms is convertible against impairment.

     (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio of the Series C Preferred Stock pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the Series C Preferred Stock a

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certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of such Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Ratio at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series C Preferred Stock.

     (g) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series C Preferred Stock, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

     (h) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series C Preferred Stock and of all other shares of all classes or series of Preferred Stock, in all instances which are then convertible into Common Stock.

     Section 5. Voting Rights. In addition to the voting rights required by the laws of the State of Delaware and by Section 6, the holders of shares of Series C Preferred Stock shall vote, as a single class with all other stockholders of the Corporation, on all matters voted on by the stockholders of the Corporation, with each such holder of Series C Preferred Stock entitled to the number of votes equal to 805,929 shares of Common Stock for each one share of Series C Preferred Stock (the "Voting Ratio"); provided, that if and to the extent the Conversion Ratio for the Series C Preferred Stock is adjusted pursuant to the terms hereof, a like proportionate adjustment simultaneously shall be made to the Voting Ratio (favorably or negatively). Except as set forth herein or as otherwise provided by law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required for taking any corporate action. These voting rights will apply notwithstanding that an insufficient number of shares of Common Stock may be reserved for issuance upon conversion of the Series C Preferred Stock.

     Section 6. Covenants. So long as any of the shares of Series C Preferred Stock authorized hereby shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series C Preferred Stock:

         (a) except as permitted by subsection 6(c) below, amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or By-laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock;

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         (b) reclassify any Common Stock into shares having any preference or priority as to assets superior to or on a parity with any such preference or priority of the Series C Preferred Stock; or

         (c) create or issue any securities of the Corporation which have equity features and which rank senior to the Series C Preferred Stock upon liquidation or other distribution of assets.

     Section 7. Status of Converted or Reacquired Stock. Any shares of Series C Preferred Stock purchased, redeemed or otherwise acquired by the Corporation in any manner whatsoever, and any shares of Series C Preferred Stock converted pursuant to Section 4 hereof shall be retired and canceled promptly after the acquisition or conversion thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     THIRD: That said determination of the designation, preferences and the relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, relating to said Series C Convertible Preferred Stock, was duly made by the Board of Directors pursuant to the provisions of the Certificate of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Telynx, Inc. has caused this Certificate of the Designations, Powers, Preferences and Rights of the Series C Convertible Preferred Stock (par value $.01 per share) of Telynx, Inc. to be executed and attested this 7 day of May, 2001.

                                Telynx, Inc.

                                By: /s/ Ali Al-Dahwi
                                    --------------------------------------------
                                    Name: Ali Al-Dahwi
                                    Title: President and Chief Executive Officer

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